CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption “Experts” in the Registration Statement (Form S-4) and to the incorporation by reference therein of our report dated January 28, 2004, with respect to the consolidated financial statements of First Commonwealth Financial Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 2003, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

March 10, 2004

Pittsburgh, Pennsylvania